Exhibit 23.5

CONSENT OF EDWIN LIPS

The undersigned, Edwin Lips, hereby states as follows:

I, Edwin Lips, assisted with the preparation of the “NI 43-101Technical Report Preliminary Economic Assessment of Guadalupe de los Reyes Gold/Silver Project, Sinaloa, Mexico” effective date February 8, 2013, issue date March 4, 2013 (the “Technical Report”) for Vista Gold Corp. (the “Company”) portions of each of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2014 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statements on Form S-3 (Nos. 333-196527, 333-172826, and 333-184191) and any amendments thereto, and in the related Prospectuses, and in the Company’s Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, 333-191507) of the Summary Material concerning the Technical Report and the reference to my name as set forth above in the Form 10-K.

Date: March 3, 2015	By:	/s/ Edwin Lips

Name: Edwin Lips